EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated March 27, 2000 included in this Form 10-K into the Company's previously filed Form S-8 Registration Statement (No. 333-11537).

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  March 27, 2000.